EXHIBIT 99

                   [National Auto Finance Company, Inc. Logo]


Contact:          Joel B. Ronkin
                  Vice President
                  (800) 999-7535


                       NATIONAL AUTO FINANCE COMPANY, INC.
                        ANNOUNCES SECOND QUARTER RESULTS
                              ---------------------
              Keith B. Stein Named Permanent CEO and CFO Appointed


BOCA RATON, Fla. (August 14, 1998) - National Auto Finance Company, Inc. (Nasdaq/NM:NAFIE) today reported a loss of approximately $4.3 million, or $0.48 per share, for the second quarter ended June 30, 1998, compared with restated net income of approximately $0.2 million, or $0.02 per share, for the year-earlier period. Total revenues for the second quarter of 1998 were approximately $3.7 million compared with approximately $5.3 million for the second quarter of 1997.

         For the six months ended June 30, 1998, the Company reported a loss of approximately $9.5 million, or $1.05 per share, compared with a restated net loss of approximately $6.0 million, or $0.86 per share, for the year-earlier period. Total revenues for the first half of 1998 were approximately $5.8 million compared with approximately $8.0 million for the first half of 1997.

         The second quarter 1998 loss was primarily the result of the valuation of the Company's retained interest in securitizations and, in particular, the discounting of spread accounts, a significant decline in loan origination volume during the second quarter, and a resulting increase in the Company's expense ratio. The Company deposited $6.8 million in cash into the spread accounts for its Master Trust and its permanent securitizations as credit enhancement in support of new and existing loans, which cash was then discounted using a rate of 14%, thus reducing significantly the securitization income reported for the second quarter. Additionally, loan volume declined in the second quarter primarily because of the Company's decision to temporarily curtail loan originations to allow the Company to preserve its cash while undertaking a debt and operational restructuring process, in light of the losses recently incurred by the Company.

         Delinquencies increased during the second quarter ended June 30, 1998, relative to the first quarter ended March 31, 1998. Loans that were 31 days or more delinquent as of June 30, 1998, represented 9.10% of the Company's average serviced portfolio, up from 7.40% as of March 31, 1998. The ratio of loans that were 61 days or more delinquent was 2.42%, down slightly from 2.43% as of

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NAFI Reports Second Quarter Results
Page 2
August 14, 1998
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March 31, 1998. The Company  believes that the overall increase in delinquencies experienced in the second quarter was largely due to difficulties and delays associated with the conversion of the Company's loan portfolio data from its outside servicer's computer systems to its new internal computer system, which hindered the Company's ability to properly service its loan portfolio in the second quarter. The installation of the Company's new computer system, the Consumer Loan Asset Servicing System developed by BNI, Inc., is still ongoing and certain aspects of the system are not yet completed or fully functioning. The continuing delays in completing this installation has had and may continue to have a negative impact on the performance of the Company's loan portfolio.

         The Company reported that purchases of motor vehicle retail installment sales contracts from automobile dealers and through its portfolio acquisition program totaled $34.7 million for the quarter ended June 30, 1998, a decrease of 21% over loan purchase volume of $43.8 million for the prior-year period. The Company eliminated its portfolio acquisition program in May 1998, shifting its focus entirely to its core origination program.

         Because of the aforementioned financial results for the first six months of 1998 and the year ended December 31, 1997, the Company is in violation of various financial covenants in agreements with certain of its lenders and, as part of its restructuring process, is seeking waivers of those covenant violations. There is no assurance, however, that the Company will be successful in obtaining those waivers, in which case, such lenders may accelerate the maturity of their debt. Additionally, although the Company continues to have borrowing availability under its Master Trust warehouse facility, it is in discussions with its warehouse facility lender to restructure certain terms of that facility. If the Company is unsuccessful in those discussions, it may not be able to fund the purchase of additional loans on an ongoing basis through that facility.

         The Company also announced that it has recently entered into three-year employment agreements with each member of its senior management team, and named Keith B. Stein its Chief Executive Officer on a permanent basis. Mr. Stein has been serving as the interim Chief Executive Officer of the Company since May 15, 1998. The Company also announced that it has appointed Thomas Costanza to the position of Vice President and Chief Financial Officer of the Company. In this capacity, Mr. Costanza will be responsible for all financial and accounting functions of the Company. Mr. Costanza most recently served as the Corporate Controller of Golf Technology Holding, Inc., a publicly held corporation, and was responsible for all financial and accounting functions for that company. Prior to joining Golf Technology, Mr. Costanza was in corporate audit management at Barnett Banks, Inc., specializing in its consumer mortgage finance division. Additionally, Mr. Costanza's experience includes work at Ernst & Young LLP as a Senior Accountant.

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NAFI Reports Second Quarter Results
Page 3
August 14, 1998
--------------------------------------------------------------------------------
         National Auto Finance also today announced that The Nasdaq Stock Market, Inc. has advised the Company that unless the closing bid price of the Company's common stock allows for the maintenance of a greater than $5 million public float for at least ten consecutive trading days during the period ending November 13, 1998, the Company's common stock will be delisted on November 17, 1998. In addition, Nasdaq has also identified other listing standards that the Company is not satisfying, any one of which is a possible basis for delisting, but none of which Nasdaq has specifically identified as the current basis for a potential delisting.

         Keith B. Stein, the Company's Chief Executive Officer, stated, "We are disappointed with the results of the second quarter of 1998, but they were in line with our expectations, given our deliberate scaling back of loan originations and the anticipated disruptions during our systems' conversions. We believe that the senior management team we have assembled is well-equipped to handle the near-term challenges we face in repositioning the Company for renewed growth. I am particularly pleased that Tom Costanza has agreed to join our management team and believe his financial and accounting experience and business acumen will prove invaluable. We also expect that the restructuring of the Company's operations will result in significant cost savings to the Company of approximately $5 million to $8 million over the next 12 months. As part of that restructuring, we will consolidate all of our operations to our facilities in Jacksonville, Florida, by moving the activities we currently handle in our Boca Raton offices to Jacksonville. We are also working closely with our lenders to solidify their continued support and are appreciative of the support they have exhibited thus far."

         National Auto Finance is a specialized consumer finance company engaged in the purchase, securitization and servicing of automobile loans primarily originated by manufacturer-franchised automobile dealers for non-prime consumers. The Company markets its products and services to dealers through the efforts of its direct sales force and through strategic referral and marketing alliances with financial and other institutions that have established relationships with dealers. The Company has contractual relationships with approximately 2,600 dealers in 40 states.


         This news release contains statements that are forward-looking statements within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions which are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated. Primary factors that could cause actual results to differ include the availability of financing on terms and conditions acceptable to the Company, the ability of the Company to securitize its finance contracts in the asset-backed securities market on terms and conditions acceptable to the Company, and changes in the quality or composition of the serviced loan receivable portfolio. Certain of these as well as other factors are described in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and in certain other reports filed by the Company with the Securities and Exchange Commission.


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NAFI Reports Second Quarter Results
Page 4
August 14, 1998
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                       NATIONAL AUTO FINANCE COMPANY, INC.
                      Statements of Operations (unaudited)
                 (In thousands, except earnings per share data)


                                                          Second Quarter Ended             Six Months Ended
                                                                  June 30,                     June 30,
                                                       ---------------------------    --------------------------
                                                           1998           1997            1998           1997
                                                       -----------     -----------    -----------    -----------
                                                                       (Restated)                    (Restated)

Revenue:
   Securitization related income                       $     1,380     $     4,119    $     1,454    $     6,171
   Servicing income                                          1,643             838          2,915          1,375
   Interest income                                             599             202          1,295            369
   Other income                                                 78              93            156            134
                                                       -----------     -----------    -----------    -----------
     Total revenue                                           3,700           5,252          5,820          8,049
                                                       -----------     -----------    -----------    -----------

Expenses:
   External servicing expenses                               1,221             763          2,685          1,375
   Internal servicing expenses                               1,105              --          1,945             --
   Interest expense                                          2,112             345          3,643            760
   Salaries and employee benefits                            1,659           1,671          3,302          2,995
   Direct loan acquisition expenses                            573             865          1,223          1,566
   Depreciation and amortization                               232             214            419            393
   Other operating expenses                                  1,088           1,069          2,025          1,822
                                                       -----------     -----------    -----------    -----------
     Total expenses                                          7,990           4,927         15,242          8,911
                                                       -----------     -----------    -----------    -----------

Income (loss) before income taxes                           (4,290)            325         (9,422)          (862)
Income taxes (benefit)                                          --             125             --           (332)
                                                       -----------     -----------    -----------    -----------
     Income (loss) before taxes from reorganization
       of partnership                                       (4,290)            200         (9,422)          (530)
Income taxes from reorganization of partnership                 --              --             --          5,416
                                                       -----------     -----------    -----------    -----------
     Net income (loss)                                      (4,290)            200         (9,422)        (5,946)
Preferred stock dividends                                       40              41             80             67
                                                       -----------     -----------    -----------    -----------
Income (loss) attributed to common shareholders        $    (4,330)    $       159    $    (9,502)   $    (6,013)
                                                       ===========     ===========    ===========    ===========

Per share data:
   Earnings (loss) per common share - basic            $     (0.48)    $      0.02    $     (1.05)   $     (0.86)
   Earnings (loss) per common share - diluted          $     (0.48)    $      0.02    $     (1.05)   $     (0.86)

Weighted average common shares outstanding:
   Basic                                                     9,031           7,026          9,031          6,976
   Diluted                                                   9,031           7,026          9,031          6,976



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


NAFI Reports Second Quarter Results
Page 5
August 14, 1998
--------------------------------------------------------------------------------

                       NATIONAL AUTO FINANCE COMPANY, INC.
                      Condensed Consolidated Balance Sheets
                             (Dollars in thousands)



                                                                                    June 30,        December 31,
                                                                                      1998              1997
                                                                                  -------------    -------------
                                                                                   (Unaudited)

Assets:
    Cash and cash equivalents                                                     $      15,167    $      26,467
    Retained interest in securitizations, at fair value                                  51,427           31,569
    Furniture, fixtures and equipment, net                                                3,667            2,262
    Deferred financing costs                                                              3,020            2,539
    Related party receivables                                                                --              155
    Other assets                                                                            946            1,883
                                                                                  -------------    -------------
       Total assets                                                               $      74,227    $      64,875
                                                                                  =============    =============

Liabilities:
    Accounts payable and accrued expenses                                         $       2,158    $       3,260
    Accrued interest payable - related parties                                               39               39
    Accrued interest payable - senior subordinated notes                                     --              132
    Accrued interest payable - notes                                                         --               50
    Junior subordinated notes - related parties                                           1,940            1,940
    Senior subordinated notes                                                            53,043           34,546
    Notes payable                                                                         1,251            1,614
                                                                                  -------------    -------------
       Total liabilities                                                                 58,431           41,581

Mandatorily redeemable preferred stock                                                    2,336            2,336

Total stockholders' equity                                                               13,460           20,958
                                                                                  -------------    -------------
       Total liabilities, mandatorily redeemable preferred stock and
          stockholders' equity                                                    $      74,227    $      64,875
                                                                                  =============    =============


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